Exhibit 10.1

FIFTH AMENDMENT TO THE

UNRESTRICTED AND OPEN LINE OF CREDIT

This Fifth Amendment to the Unrestricted and Open Line of Credit (the “Amendment”) is made and effective as of April 11, 2017 (“Amendment Effective Date”) by and between Flux Power, Inc., a California corporation (the “Borrower”), and Esenjay Investments, LLC (the “Lender”).

Pursuant to the terms and conditions hereof, the Amendment is hereby incorporated into the 2012 Loan (as defined below) as if fully set forth therein. Capitalized terms used herein and not otherwise defined shall have the meaning assigned in the 2012 Loan (as defined below).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Unrestricted and Open Line of Credit dated September 24, 2012, as subsequently amended by the First Amendment dated October 16, 2013, the Second Amendment dated December 29, 2015, the Third Amendment dated March 29, 2016, and the Fourth Amendment dated July 27, 2016 (as amended the “2012 Loan”);

WHEREAS, as of the Amendment Effective Date, Lender has advanced to the Borrower an aggregate of $3,545,000 under the 2012 Loan;

WHEREAS, the parties desire to amend the 2012 Loan pursuant to the terms and conditions of this Amendment to increase the credit line from $3,500,000 to $5,000,000, and to increase the interest rate from 6% to 8% per annum on all outstanding debt and future drawdowns effective April 1, 2017.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Principal Amount. The Principal Amount referenced in the 2012 Loan is hereby deleted in its entirety and shall, as of the Amendment Effective Date, be amended to read in its entirety as follows:

“Principal Amount:     Up to $5,000,000”

2.      Annual Interest Rate. The Annual Interest Rate referenced in the 2012 Loan is hereby deleted in its entirety and shall, as of the Amendment Effective Date, be amended to read in its entirety as follows:

 “Annual Interest Rate:     The Annual Interest Rate for all outstanding debt and future drawdowns from April 1, 2017 to the Maturity Date shall be eight percent (8%) per annum.”

3.      Except as amended hereby, all the terms of the 2012 Loan, as amended, are hereby ratified and acknowledged as being in full force and effect.

3.      This Amendment may be executed in two counterparts, each of which shall constitute an original and which, together, shall constitute one and the same instrument. The parties may execute facsimile copies of this Amendment and delivery by facsimile shall be deemed to be delivery of an executed Amendment.

Fifth Amendment to the Unrestricted and Open Line of Credit

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by its authorized representative as of the date set forth above.

BORROWER

Flux Power, Inc.,
a California corporation

/s/ Ronald Dutt
By:	Ronald Dutt
Title:	Chief Executive Officer

LENDER

Esenjay Investments, LLC,

/s/ Howard Williams
By:	Howard Williams
Title:	Treasurer

Agreed and consented.

Flux Power Holdings, Inc.,

a Nevada corporation

                /s/ Ronald Dutt

By:     Ronald Dutt

Title:  Chief Executive Officer

Dated: April 11, 2017

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Fifth Amendment to the Unrestricted and Open Line of Credit